Exhibit 21.1

Subsidiaries of Progress Software Corporation

North America
Barbados	Progress Software International Sales Corporation
California	Corticon Technologies, Inc.
California	Netfish Technologies, Inc.
California	OpenAccess Software Inc.
California	Savvion, Inc.
Canada	Actional Technologies, Ltd.
Canada	NEON Systems Quebec, Inc.
Canada	NEON Systems Canada Inc.
Canada	Object Oriented Concepts, Inc.
Canada	Progress Software Corporation of Canada Ltd.
Canada	PeerDirect Company
Canada	Walkby Wireless Inc.
Delaware	Apama Inc.
Delaware	Actional Corporation
Delaware	FuseSource Corp.
Delaware	IONA Government Technologies, Inc.
Delaware	NEON Systems, Inc.
Delaware	Netfish Technologies, Inc.
Delaware	Object Oriented Concepts, Inc.
Deleware	Pantero Corporation
Delaware	PeerDirect Corporation
Delaware	Persistence Software Inc.
Delaware	Progress Software International Corporation
Delaware	Progress Software Corporation
Delaware	Savvion International Corporation
Delaware	Xcalia Corp.
Massachusetts	DataDirect Technologies Corp.
Massachusetts	Oak Park Realty LLC
Massachusetts	Oak Park Realty Two LLC
Massachusetts	Progress Development Corporation II
Massachusetts	Progress Security Corporation
Pennsylvania	Genesis Development Corporation

Europe
Austria	Progress Software GesmbH
Belgium	DataDirect Technologies NV
Belgium	IONA Technologies (Belgium), SA
Belgium	Progress Software NV
Czech Republic	Progress Software spol. s.r.o.
Denmark	Progress Software A/S
Finland	Progress Software Oy.
France	IONA Technologies, SARL
France	Object Design
France	Progress Software S.A.S.
France	Xcalia SA
Germany	Progress Software GmbH
Germany	Sonic Software GmbH
Ireland	IONA Technologies Limited
Ireland	IONA Research (IRL) Ltd.
Ireland	Orbix Limited
Ireland	SPK Acquisitions Limited
Italy	Progress Software Italy S.r.l.
Netherlands	IONA Technologies (Netherlands) BV
Netherlands	Progress Software B.V.
Netherlands	Progress Software Europe B.V.

Netherlands	Savvion B.V.
Netherlands	Sonic Software B.V.
Norway	Progress Software A/S
Poland	Progress Software Sp. z.o o.
Spain	IONA Technologies Spain SL
Spain	Progress Software S.L.U.
Sweden	Progress Software Svenska AB
Switzerland	IONA Technologies (Schweiz) AG
Switzerland	Progress Software AG
United Kingdom	Apama Limited
United Kingdom	DataDirect Technologies Ltd.
United Kingdom	NEON Systems UK Ltd
United Kingdom	Persistence Software Ltd.
United Kingdom	Progress Software Limited
United Kingdom	Sonic Software (UK) Limited

Latin America
Argentina	Progress Software de Argentina S.A.
Brazil	Progress Software do Brasil Ltda.
Chile	Progress Software de Chile S.A.
Colombia	Progress Software de Colombia S.A.
Mexico	Progress Software, S.A. de C.V.
Venezuela	Progress Software de Venezuela C.A.

Asia Pacific
Australia	IONA Technologies Asia Pacific Pty.
Australia	Object Oriented Concepts Pty. Limited
Australia	Progress Software Pty. Ltd.
Hong Kong	IONA Technologies China Limited
Hong Kong	Progress Software Corporation Limited
India	Progress Software Development Private Limited
India	Progress Solutions India Private Limited
Japan	Progress Japan KK
Malaysia	Progress Software (M) Sdn Bhd
Singapore	IONA Technologies Singapore PTE Ltd.
Singapore	Progress Software Corporation (S) Pte. Ltd.
South Africa	Progress Software (Pty) Ltd.

Other
Cayman Islands	IONA Technologies Finance